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                                 FORM 8-K

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549






                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934




                     Date of Report: February 12, 1998
               Date of earliest event reported: February 12, 1998



                 THE MAY DEPARTMENT STORES COMPANY
          (Exact name of Registrant as specified in its charter)

   Delaware                   I-79               43-1104396
(State or other           (Commission         (IRS Employer
jurisdiction of           File Number)        Identification No.)
incorporation)



  611 Olive Street, St. Louis, Missouri               63101
(Address of principal executive offices)           (Zip code)



            Registrant's telephone number, including area code:
                               (314) 342-6300






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Item 7.   Financial Statements and Exhibits.

(c)  Exhibits.  The following documents are filed as Exhibits.

                                                     Sequential
                                                     Numbering
                                                     System
Exhibit No.    Exhibit                               Page Number

     99.1      Press Release dated February 12, 1998        5








































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                                 SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              THE MAY DEPARTMENT STORES COMPANY



Dated:  February 12, 1998      By:    /s/  Richard A. Brickson
                                   Richard A. Brickson
                                   Secretary and Senior Counsel


































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                             INDEX TO EXHIBITS



                                                     Sequential
                                                     Numbering
                                                     System
Exhibit No.    Exhibit                               Page Number

     99.1      Press Release dated February 12, 1998        5









































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                             EXHIBIT NO. 99.1

MAY EARNINGS PER SHARE UP 10.3%; 23RD CONSECUTIVE
YEAR OF RECORD SALES AND EARNINGS PER SHARE;
INCREASES DIVIDEND 5.8% TO $1.27; AND AUTHORIZES
NEW STOCK REPURCHASE PROGRAM OF $650 MILLION

     ST. LOUIS, February 12, 1998 -- The May Department Stores Company [NYSE:MAY] today announced the company's 23rd consecutive year of record sales and earnings per share for fiscal 1997 ending January 31, 1998. Diluted earnings per share from continuing operations increased 10.3% to a record $3.11, versus $2.82 in 1996. Net earnings from continuing operations increased to $779 million from $749 million a year ago. Sales for the 52 weeks increased 7.0% to $12.4 billion versus $11.5 billion in fiscal 1996. Comparable-store sales were up 3.6% for the year.
     May's $600 million stock repurchase program, completed at fiscal year-end 1996, and the $300 million buyback program that was completed in fiscal 1997 account for the difference between the percent increase in earnings per share and net earnings.
     David C. Farrell, chairman and chief executive officer, said that the year also included a record fourth quarter. Diluted earnings per share were $1.79, up 11.2% compared with $1.61 a year ago. Net earnings for the quarter were a record $445 million compared with $423 million in the same period in 1996. Fourth quarter 1997 sales were $4.2 billion, an increase of 6.0% compared with $4.0 billion in 1996. Comparable-store sales for the quarter increased 4.2%.
     The company's board of directors approved an increase in May's annual dividend to $1.27 per share from $1.20 per share, payable March 15, 1998, to shareowners of record as of March 1, 1998.
     The board of directors also authorized the company to repurchase up to $650 million of May shares. This purchase is in addition to the $900 million repurchase programs that May completed in fiscal 1996 and 1997. The company expects to make the new purchases through open-market transactions; timing will be based on market conditions.

Fiscal 1997 Highlights

     In announcing the record results, Mr. Farrell reported on the highlights of fiscal 1997:
    * "Sales increased 7.0% in 1997, and 3.6% on a comparable store basis.
    * "Earnings per share increased 10.3%; this is the company's 23rd consecutive year of increased earnings per share.
    * "We increased the annual dividend to $1.27 per share, effective March 15, 1998. This is the 24th increase in 23 years, and marks 87 years of uninterrupted dividends.


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    * "May achieved a 21.2% return on equity. The return
continues to place May in the top quartile of the retail industry.
    * "We completed a $300 million stock repurchase program, buying back 6.4 million shares of May stock at an average price of $47 per share between March and May 1997. This was in addition to a $600 million repurchase program completed in the second half of 1996, which bought back 12.7 million shares at an average price of $47 per share.
    * "Our cash flow was $1.2 billion. Our cash flow and strong financial position are significant assets, enabling physical growth and investments to keep our facilities and systems up-to-date.
    * "We opened 11 department stores in 1997, bringing us to a total of 369 stores at fiscal year-end. The stores added 1.7 million square feet of selling space. We plan to open 21 new stores in 1998, adding 2.9 million square feet.
    * "We continued to add value for the customer by enhancing our stores' positions in key designers' branded merchandise, broadening our selections and improving our private labels.
    * "May's board of directors elected John L. Dunham, executive vice president and chief financial officer, and R. Dean Wolfe, executive vice president of acquisitions and real estate, to serve on the board. John and Dean are very experienced executives and will be tremendous assets to our board of directors.
    * "We promoted William P. McNamara to president of May Merchandising Company. Anthony J. Torcasio, vice chairman and a director of The May Department Stores Company, continues as chief executive officer of May Merchandising. Bill is an outstanding merchant. Tony and Bill will ensure that May Merchandising plays an increasingly important role in the company.
    * "May is fortunate to have accomplished and committed people throughout the organization who contributed greatly to another record year in 1997. I have had the privilege to work with the best talent in the industry, and, together, to build one of the industry's strongest department store companies. As I retire at the end of April and turn over May's leadership to Eugene S. Kahn as president and chief executive officer, and Jerome T. Loeb as chairman of the board, I am confident that our company will continue to achieve results that place May's performance in the top quartile of the industry," Mr. Farrell said.
     At fiscal year-end, The May Department Stores Company operated 369 department stores in 30 states and the District of Columbia.


Financial tables follow.
For more information, please contact Rhonda K. West at 314/342-6494


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THE MAY DEPARTMENT STORES COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED RESULTS OF OPERATIONS

                                        52 Weeks Ended
                              January 31, 1998  February 1, 1997
                                           % to              % to
(Millions, except per share)      $    Revenues     $    Revenues
Net Retail Sales               $12,352           $11,546
Revenues                       $12,685           $12,000
Cost of sales (A)                8,732    68.8%    8,226    68.5%
Selling, general and
 administrative expenses         2,375    18.7     2,265    18.9
Interest expense, net              299     2.4       277     2.3
Earnings from continuing operations
 before income taxes             1,279    10.1     1,232    10.3
Provision for income taxes         500    39.1*      483    39.3*
Net earnings from continuing
 operations                        779     6.1%      749    6.2%
Net earnings from
 discontinued operation (B)          -                11
Net earnings before
 extraordinary loss                779               760
Extraordinary loss related to
 early extinguishment of debt       (4)               (5)
Net Earnings                   $   775           $   755
Diluted Earnings per Share:
 Continuing operations         $  3.11           $  2.82
 Discontinued operation (B)          -               .04
 Net earnings before
   extraordinary loss             3.11              2.86
 Extraordinary loss               (.01)             (.02)
Diluted Earnings per Share     $  3.10           $  2.84
Dividends Paid per Common Share$  1.20           $  1.15-1/2
Diluted Average Shares
 and Equivalents                 249.0             264.1


                                            Unaudited
                                          13 Weeks Ended
                               January 31, 1998  February 1, 1997
                                           % to              % to
(Millions, except per share)      $    Revenues     $    Revenues
Net Retail Sales               $ 4,214           $ 3,977
Revenues                       $ 4,292           $ 4,101
Cost of sales (A)                2,833    66.0     2,694    65.7%
Selling, general
 and administrative expenses       662    15.4       645    15.7
Interest expense, net               73     1.7        76     1.9
Earnings from continuing operations
 before income taxes               724    16.9       686    16.7
Provision for income taxes         279    38.5*      263    38.4*

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Net earnings from continuing
 operations                        445    10.4%      423    10.3%
Net earnings from
 discontinued operation (B)          -                 -
Net earnings before extraordinary
 loss                              445               423
Extraordinary loss related to
 early extinguishment of debt        -                (5)
Net Earnings                   $   445           $   418
Diluted Earnings per Share:
 Continuing operations         $  1.79           $  1.61
 Discontinued operation (B)          -                 -
 Net earnings before
   extraordinary loss             1.79              1.61
 Extraordinary loss                  -              (.02)
Diluted Earnings per Share     $  1.79           $  1.59
Dividends Paid per Common Share$   .30           $   .29
Diluted Average Shares
 and Equivalents                 247.9             258.2

*    Percent represents effective income tax rate.

(A) Merchandise inventories are stated on the LIFO (last-in, first-out) cost basis. The 1997 LIFO provision decreased cost of sales by $5 million, or 0.1% of revenues, versus a $20 million decrease, or 0.2% of revenues in 1996. The 1997 fourth quarter LIFO provision decreased cost of sales by $25 million, or 0.6% of revenues, versus a $36 million decrease, or 0.9% of revenues in the 1996 fourth quarter.

(B) Payless ShoeSource, Inc. was spun off effective May 4, 1996 as a tax-free distribution to shareowners.


NET RETAIL SALES - PERCENT INCREASE FROM PRIOR YEAR

Net retail sales represent the sales of stores operating at the end of the latest period. They exclude finance charge revenues and the sales of stores which have been closed and not replaced. Store-for-store sales represent sales of those stores open during both periods.

                        52 Weeks Ended      13 Weeks Ended
                       January 31, 1998    January 31, 1998
                             Store-for-          Store-for-
                         Total    Store      Total    Store
                          7.0%     3.6%       6.0%     4.2%





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THE MAY DEPARTMENT STORES COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(Millions)
                                January 31,    February 1,
ASSETS                                 1998           1997
Cash                                 $   14        $    12
Cash equivalents                        185             90
Accounts receivable, net              2,164          2,425
Merchandise inventories               2,433          2,380
Other current assets                     82            128
Total Current Assets                  4,878          5,035

Property and equipment, net           4,224          4,159
Goodwill                                752            776
Other assets                             76             89

Total Assets                         $9,930        $10,059

LIABILITIES AND                 January 31,    February 1,
SHAREOWNERS' EQUITY                    1998           1997
Current maturities of long-term debt$   233        $   256
Accounts payable                        842            872
Accrued expenses                        640            614
Income taxes payable                    151            137
Total Current Liabilities             1,866          1,879

Long-term debt                        3,512          3,849
Deferred income taxes                   449            401
Other liabilities                       277            267
ESOP Preference Shares                  337            347
Unearned compensation                  (320)          (334)
Shareowners' equity                   3,809          3,650

Total Liabilities and
  Shareowners' Equity                $9,930        $10,059


NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Inventories. Merchandise inventories are stated on the LIFO (last-in, first-out) cost basis. The LIFO provision was a credit of $5 million in 1997 compared with a credit of $20 million in 1996. The LIFO provision in the 1997 fourth quarter was a credit of $25 million compared with a credit of $36 million in the 1996 fourth quarter. The accumulated LIFO provision was $93 million and $98 million in 1997 and 1996, respectively.

Stock Repurchase Programs. During May 1997, the company completed a $300 million stock repurchase program, totaling 6.4 million shares of May common stock at an average price of $47 per share.
This was in addition to a $600 million repurchase program,

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totaling 12.7 million shares at an average price of $47 per share, completed in the second half of 1996. On February 11, 1998, the board of directors authorized the company to repurchase up to $650 million of May shares as market conditions allow.

Extraordinary Items. During the first quarter of 1997, the company recorded an aftertax extraordinary loss of $4 million ($5 million pretax), or $.01 per share, related to the call of $100 million of 9.875% debentures due to mature June 1, 2017. During the fourth quarter of 1996, the company recorded an aftertax extraordinary loss of $5 million ($8 million pretax), or $.02 per share, as it retired $150 million of 9.125% debentures due to mature December 1, 2016.

Discontinued Operation. The company completed its spin-off of Payless ShoeSource, Inc. effective May 4, 1996, as a tax-free distribution to shareowners.

Reclassifications. Certain prior-period amounts have been reclassified to conform with the current-year presentation.


THE MAY DEPARTMENT STORES COMPANY AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS

(Millions, except per share)      1997        1996         1995
Net Retail Sales               $12,352     $11,546      $10,402
Revenues                       $12,685     $12,000      $10,952
Operating Earnings             $ 1,578     $ 1,509      $ 1,410
 Memo: LIFO provision (credit)
  included in operating earnings    (5)        (20)         (53)
Percent of Revenues               12.4%       12.6%        12.9%
 Memo: LIFO provision (credit)    (0.1)       (0.2)        (0.5)
Interest expense, net             (299)       (277)        (250)
Sold divisions and real estate       -           -            -
Special and nonrecurring items (A)   -           -            -
Earnings from continuing operations
 before income taxes             1,279       1,232        1,160
Provision for income taxes        (500)       (483)        (460)
Net earnings from continuing
 operations                    $   779     $   749      $   700
Diluted Earnings per Share
 from Continuing Operations    $  3.11     $  2.82      $  2.61
Net Earnings from Continuing Operations
  as a Percent of Revenues         6.1%        6.2%         6.4%
Return on Beginning Net Assets -
  Continuing Operations (B)       18.5%       18.8%        20.1%
Return on Shareowners'
  Beginning Equity (C)            21.2%       19.4%        20.8%
Dividends Paid per Common Share$  1.20     $ 1.15-1/2   $1.11-1/2


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Annual Dividend Rate per Common
  Share at Year-end             $  1.20     $  1.16      $  1.14
Annual Dividend Rate per Common
  Share Effective March 15, 1998$  1.27

(Millions, except per share)       1994        1993         1992
Net Retail Sales                $ 9,688     $ 8,945      $ 8,334
Revenues                        $10,107     $ 9,562      $ 9,362
Operating Earnings              $ 1,312     $ 1,201      $ 1,037
  Memo: LIFO provision (credit)
    included in operating earnings  (46)          7           10
Percent of Revenues                13.0%       12.6%        11.1%
 Memo: LIFO provision (credit)     (0.4)        0.1          0.1
Interest expense, net              (233)       (244)        (278)
Sold divisions and real estate        -           -            7
Special and nonrecurring items (A)    -           -         (187)
Earnings from continuing operations
 before income taxes              1,079         957          579
Provision for income taxes         (429)       (379)        (107)
Net earnings from continuing
 operations                     $   650     $   578      $   472
Diluted Earnings per Share
  from Continuing Operations    $  2.43     $  2.15      $  1.76
Net Earnings from Continuing Operations
  as a Percent of Revenues          6.4%        6.0%         5.0%
Return on Beginning Net Assets -
  Continuing Operations (B)        20.1%       19.0%        15.4%
Return on Shareowners'
  Beginning Equity (C)             21.3%       22.1%        21.5%
Dividends Paid per Common Share $  1.01     $   .90      $   .83
Annual Dividend Rate per Common
  Share at Year-end             $  1.04     $   .92      $   .83

All years are 52-week fiscal years, except 1995 which included 53 weeks.
Net retail sales for 1995 are shown on a 52-week basis for comparability.

(A) During the 1992 third quarter, the company recorded pretax charges of $485 million, $298 million after tax, for special and nonrecurring items. During the 1992 second quarter, the company recorded a $298 million pretax and after tax nonrecurring gain from the distribution of the May Centers Associates partnership assets. The special and nonrecurring items had no impact on full-year net earnings from continuing operations, full-year net earnings, diluted earnings per share from continuing operations or diluted earnings per share.




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(B)  Return on Beginning Net Assets for all years presented is based upon net assets from continuing operations. Return on Beginning Net Assets for 1992 is based on pretax earnings before special and nonrecurring items.

(C) 1996 and 1995 Return on Shareowners' Beginning Equity is computed as net earnings from continuing operations, divided by beginning shareowners' equity adjusted for the impact of the Payless spin-off.

                             # # #

For more information, please contact Rhonda K. West at 314/342-6494